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                                                               EXHIBIT 21.1



               SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


                             State of
Subsidiary                Incorporation             Does Business As
----------                -------------             ----------------

B.C.P., Inc.              Hawaii            Nursefinders of Hawaii, Inc.

PFI Corp.                 Delaware          Nursefinders

Nursefinders, Inc.        Texas             Nursefinders

NF Services, Inc.         New York          Nursefinders

StaffPLUS, Inc.           Delaware          Abar Staffing, Allegheny Personnel
                                            Services, Denver Temp, FirstWord
                                            Staffing Services, Judith Fox
                                            Staffing, Profile Temporary
                                            Staffing, Staffinders Personnel,
                                            Temp Connection, TempWorld, West
                                            Personnel Service, WPPS Software
                                            Staffing Specialists

InfoTech Services, Inc.   North Carolina    InfoStaff (Utah and California),
                                            Best Consulting, Command
                                            Technologies, Computer
                                            Resources Group, Energetix,
                                            Software Service Corporation,
                                            Lipson Conroy Services,
                                            Vital Computer Services
                                            International

Broughton Systems, Inc.   Virginia          Broughton Systems

Lloyd-Ritter              California        Lloyd-Ritter Consulting
Consulting, Inc.

Word Processing           New York          Word Processing Professionals
Professionals, Inc.

Franklin Pierce           Massachusetts     Franklin Pierce Associates
Associates, Inc.

Scott Wayne               Massachusetts     Scott Wayne Associates
Associates, Inc.